UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

EXP REALTY INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 333-168025

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1321 King Street, Suite 1
Bellingham, WA 98229
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal or resignation of independent registered public accounting firm

On September 18, 2015, we were notified that the Haynie and Company (“Haynie”) audit partner on our account was no longer with the firm and had joined the firm WSRP, LLC (“WSRP”). As a result, EXP REALTY INTERNATIONAL CORPORATION (the “Company”) dismissed Haynie effective immediately. The dismissal was approved by the Board of Directors (the “Board”) of the Company.

Haynie’s reports on the financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the period through September 18, 2015, there were no disagreements with Haynie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haynie, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Further, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring during the Company’s two most recent fiscal years and the period through September 18, 2015.

The Company provided a copy of the foregoing disclosures to Haynie prior to the date of the filing of this report and requested that Haynie furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

On September 18, 2015, the Board of Directors of the Company engaged WSRP, LLC (“WSRP”) as the Company’s new independent registered public accounting firm. One of the partners with WSRP is the same auditor who was engaged on the audit of the Company while at Haynie.

During the fiscal years ended December 31, 2014 and 2013 and during any subsequent interim period preceding the date of engagement, neither the Company, nor anyone acting on its behalf, consulted with WSRP regarding:

•	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and no written report was provided to the Company nor was oral advice rendered that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
•	any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K.)

Item 9.01

(d) Exhibits.

Exhibit No.	Exhibit Description

16.1	Letter from Haynie and Company dated September 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2015

EXP REALTY INTERNATIONAL CORPORATION

By:	/s/ Glenn Sanford
Glenn Sanford Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Chairman of the Board and Director